Amended and Restated Schedule A
To The
Fair Value Services Amendment
to
Administration and Accounting Services Agreement

This Amended and Restated Schedule A, effective as of ____________, 2013 and relates to that certain Fair Value Services Amendment dated as of June 1, 2009 to the Administration and Accounting Services Agreement dated November 1, 2006, as otherwise amended, by and between DundeeWealth Funds (formerly, BHR Institutional Funds) and BNY Mellon Investment Servicing (US) Inc. (formerly, PNC Global Investment Servicing (U.S.) Inc.)

Funds

Mount Lucas U.S. Focused Equity Fund
Smith Group Large Cap Core Growth Fund
Dynamic Energy Income Fund
Dynamic Global Growth Fund
Dynamic World Growth Fund
Dynamic Canadian Equity Income Fund
Dynamic Contrarian Advantage Fund
Dynamic Discovery Fund1
Dynamic Gold & Precious Metals Fund
Dynamic U.S. Growth Fund
JOHCM Emerging Markets Opportunities Fund
JOHCM International Select Fund
JOHCM Global Equity Fund

1 Will cease operations as of January 31, 2013.

Agreed:

DUNDEEWEALTH FUNDS

By:
Name:	Amy D. Duling
Title:	President
Date:

BNY MELLON INVESTMENT SERVICING (US) INC.

By:
Name:
Title:
Date: